Exhibit 10.12

Summary of English Translation of Termination of Exclusive Management Consulting
and Technical Service Agreement

This Termination of Exclusive Management Consulting and Technical Service Agreement (the “Agreement”) signed by the parties below at Beijing on December 31, 2021.

Party A: Trans Pacific Shipping Ltd.

Party B: Sino-Global Shipping Agency Ltd.

Whereas:

1. Both parties signed the Agreement on November 14, 2007, and amended and restated it on April 3, 2008. According to the Agreement, Party A provides the exclusive management consulting and technical service to Party B.

2. Both parties agreed to terminate the Agreement.

Both parties agree:

1. Effective the date above, the Agreement is to be terminated, the parties shall not be bound by the terms of the Agreement, and shall not have the obligation and responsibility to fulfill the Agreement.

2. Both Parties acknowledge that this termination of the Agreement shall not breach of the Agreement.

Party A: Trans Pacific Shipping Ltd.

By:

Party B: Sino-Global Shipping Agency Ltd.

By: